UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2019

CONTURA ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38735		81-3015061
(Commission File Number)		(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620

(Address of Principal Executive Offices, zip code)
(423) 573-0300

(Registrant’s telephone number, including area code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 29, 2019 (the “Effective Date”), Contura Energy, Inc. (the “Company”), announced that David J. Stetson, age 62, has been named Chief Executive Officer of the Company and has been appointed to serve on the board of directors of the Company (the “Board”). Mr. Stetson’s appointment is the culmination of the previously-announced search by the Company for a permanent chief executive officer following the resignation of Kevin S. Crutchfield from such position on May 6, 2019. Charles Andrew Eidson and Mark M. Manno, who have served as interim co-chief executive officers of the Company since May 7, 2019, will continue to serve as the Company’s Executive Vice President and Chief Financial Officer, and Executive Vice President, Chief Administrative and Legal Officer and Secretary, respectively.

Mr. Stetson previously served on the Board from November 2018 through April 2019. He previously served as chairman of the board of directors and chief executive officer of both ANR, Inc. and Alpha Natural Resources Holdings, Inc. (together, “Alpha”) from July 2016 until Alpha’s merger with the Company in November 2018. Mr. Stetson has held a myriad of leadership positions, including Chief Executive Officer, Chief Restructuring Officer, and Senior Advisor for various energy companies, including Trinity Coal Corporation, American Resources Offshore, Inc., Lexington Coal Company, and Lipari Energy Inc. Mr. Stetson earned an M.B.A from the University of Notre Dame, a J.D. from the Brandeis School of Law at the University of Louisville, and a B.S. from Murray State University.

There are no arrangements or understandings between Mr. Stetson and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Stetson is not related to any other executive officer or director of the Company. Mr. Stetson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as the Company’s Chief Executive Officer, Mr. Stetson and the Company have entered into an employment agreement dated July 29, 2019 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Stetson will serve as the Company’s Chief Executive Officer until July 29, 2021, and during any renewal period (the term automatically renews for successive 12-month periods unless terminated by either party with 90 days’ written notice). Mr. Stetson’s annual base salary is $1,000,000. For 2019, Mr. Stetson will be eligible to receive an annual bonus in the amount of $450,000 or such higher amount (“2019 Bonus”) as may be determined in the discretion of the compensation committee of the Board (the “Compensation Committee”). Commencing in 2020, Mr. Stetson’s annual target and maximum bonus opportunities will be 125% and 200% of his base salary, respectively, subject to any applicable performance criteria. For a period of 6 months following the Effective Date, the Company will reimburse Mr. Stetson for up to $10,000 per month for automobile and housing costs in the Bristol, Tennessee metropolitan area and for the cost of up to 3 first class commercial round-trip flights per month between Bristol, Tennessee and Fort Walton Beach, Florida.

Mr. Stetson will receive a sign-on equity award granted under the Company’s 2018 Long-Term Incentive Plan (the “LTIP”) consisting of restricted stock units with respect to 37,200 shares of the Company’s common stock, par value $0.01 (“Shares”), that will service-vest in equal annual installments over a three-year period from the Effective Date. Commencing in 2020 and for each year thereafter during the term, Mr. Stetson will be eligible to receive under the LTIP an annual award consisting of restricted stock units with respect to a number of Shares having a fair market value of $3,000,000 as of the grant date, subject to the terms established from time to time by the Compensation Committee. For 2020, 35% of such award will consist of service-based restricted stock units and 65% of such award will consist of performance-based restricted stock units.

If Mr. Stetson is terminated without cause or resigns for good reason (each as defined in the Employment Agreement), he will be entitled to receive the following severance benefits, subject to his execution of a release of claims:

•	an amount equal to (i) 2 times base salary plus (ii) 2 times either the 2019 Bonus or the target annual bonus, as applicable, for the year in which the termination occurs, payable in equal installments for 24 months following the date of termination;

•	for any equity-based awards that are outstanding as of the date of termination, any unvested tranche of such award will service-vest on a pro rata basis based on the period of time that Mr. Stetson was employed during the applicable vesting period for such tranche, with any such awards that are also subject to performance-vesting conditions remaining outstanding subject to the achievement of the applicable performance goals as provided under the terms of the applicable award agreement;

•	earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and

•	reimbursement by the Company for Consolidated Omnibus Budget Reconciliation Act (COBRA) health and dental insurance premiums and life insurance premiums for him and his dependents until the earliest of Mr. Stetson obtaining the age of 65, the date he becomes eligible to participate in another employer’s group health plan and 18-months following the date of termination (the “Continuation Benefits”).

If Mr. Stetson is terminated without cause or resigns for good reason during the period beginning 90-days prior to and ending twelve months following a change in control (as defined in the Employment Agreement), he will be entitled to receive the following enhanced severance benefits, subject to his execution of a release of claims:

•	an amount equal to (i) 2.5 times base salary plus (ii) 2.5 times either the 2019 Bonus or the target annual bonus, as applicable, for the year in which the termination occurs, payable in equal installments for 30 months following the date of termination;

•	service-vesting of all equity awards with any such awards that are also subject to performance-vesting conditions remaining outstanding subject to the achievement of the applicable performance goals as provided under the terms of the applicable award agreement;

•	payment of the pro rata share of his individual annual bonus or individual annual cash incentive compensation, based on target performance, for the year of termination;

•	earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and

•	the Continuation Benefits.

If Mr. Stetson’s employment is terminated due to death or disability, he will be entitled to receive earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years and the Continuation Benefits (other than life insurance in the case of his death).

The description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release of the Company, dated July 29, 2019, announcing the appointment of Mr. Stetson as Chief Executive Officer is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement, dated July 29, 2019, by and between Contura Energy, Inc. and David J. Stetson

Exhibit 99.1	Press Release issued by Contura Energy, Inc., dated July 29, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2019

Contura Energy, Inc.

By:	/s/ Mark M. Manno
Name: Mark M. Manno
Title: Executive Vice President, Chief Administrative & Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated July 29, 2019, by and between Contura Energy, Inc. and David J. Stetson

Exhibit 99.1	Press Release issued by Contura Energy, Inc., dated July 29, 2019